SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                        March 27, 2003 (March 25, 2003)


                           Blue Dolphin Energy Company
             (Exact name of registrant as specified in its charter)




        Delaware                     0-15905                     73-1268729
(State of Incorporation)     (Commission File Number)        (IRS Employer
                                                             Identification No.)




                             801 Travis, Suite 2100
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)




                                (Not Applicable)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On March 25, 2003, Blue Dolphin Energy Company, and WBI Pipeline & Storage Group, Inc., executed a non-binding Letter of Intent to sell 100% of the assets of New Avoca Gas Storage, LLC ("New Avoca") to Gotham Energy Partners, LLC ("Gotham").

         The New Avoca salt cavern gas storage project was conceived as a 5 Bcf working gas storage facility located south of Rochester near the town of Avoca, New York. Its design provides for 250 Mmcf per day injection and 500 Mmcf per day withdrawal capacities, with deliveries into the Tennessee Gas Pipeline HC400 24" line and other area transmission lines. The existing New Avoca assets include:

o Approximately 900 acres of land located south of Rochester near the town of Avoca, New York
o        Pumps and pipeline for fresh water
o Pump house containing 12 pumps (6,400 HP) for the solution mining operation
o        7 cavern wells - 4,000 feet deep
o        6 brine disposal wells - 9,000 feet to 11,000 feet deep
o        Storage building with valves, fittings, and miscellaneous parts
o        Electrical switch gear
o        Solution mining equipment
o        Compressor foundations

         Closing of the transaction is subject to the execution of a definitive purchase and sale agreement, due diligence by Gotham and other customary matters.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Exhibits- None




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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 27, 2003


                                           BLUE DOLPHIN ENERGY COMPANY


                                            /s/ G. Brian Lloyd
                                           --------------------------
                                           G. Brian Lloyd
                                           Vice President, Treasurer






















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